UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2006

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On May 8, 2006, ValueClick, Inc. ("ValueClick" or "the Company") announced its financial results for the fiscal quarter ended March 31, 2006 and provided updated guidance for the fiscal year ending December 31, 2006 and initial guidance for the fiscal quarter ending June 30, 2006. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measure:

Earnings before interest, income taxes, depreciation, amortization, and stock-based compensation ("Adjusted-EBITDA"), a non-GAAP financial measure included in the attached press release at Exhibit 99.1, represents net income excluding the effects of interest, income taxes, depreciation, amortization, and stock-based compensation. Adjusted-EBITDA, as defined above, may not be similar to Adjusted-EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles.

We believe that Adjusted-EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest expense and income from interest on our cash and marketable securities, and stock-based compensation which are not directly attributable to the underlying performance of the Company's business operations. Management uses Adjusted-EBITDA in evaluating the overall performance of the Company's business operations.

Though management finds Adjusted-EBITDA useful for evaluating aspects of the Company's business, its reliance on this measure is limited because excluded items often have a material effect on the Company's earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses Adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that Adjusted-EBITDA provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company's financial results.

The non-GAAP measure included in the press release at Exhibit 99.1 should be considered in addition to, not as a substitute for, or superior to, other measures of the Company's results of operations or financial position prepared in accordance with generally accepted accounting principles.

Item 8.01 Other Events.

On May 5, 2006, the board of directors of ValueClick authorized an additional $100 million for future repurchases of the Company's outstanding shares of common stock. As of May 8, 2006, up to $119.1 million of the Company's capital may be used to purchase shares of the Company's outstanding common stock under the Stock Repurchase Program. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Earnings Release for the fiscal quarter ended March 31, 2006 dated May 8, 2006.

99.2 Press Release announcing $100 million increase in Stock Repurchase Program dated May 8, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

May 8, 2006	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Earnings Release for the fiscal quarter ended March 31, 2006 dated May 8, 2006.
99.2	Press Release announcing $100 million increase in Stock Repurchase Program dated May 8, 2006.